UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Provident Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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239 Washington Street

Jersey City, New Jersey 07302

March 15, 2013

Dear Fellow Stockholder:

I am pleased to invite you to attend the 2013 Annual Meeting of Stockholders of Provident Financial Services, Inc., which will be held on Thursday, April 25, 2013, at 10:00 a.m., local time, at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

At our Annual Meeting you will be asked to elect four directors, approve on an advisory (non-binding) basis the compensation paid to our named executive officers, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Your vote is very important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, I encourage you to promptly submit your vote by Internet, telephone or mail, as applicable to ensure that your shares are represented at our Annual Meeting.

On behalf of the board of directors, officers and employees of Provident Financial Services, Inc., I thank you for your continued support.

Sincerely,

Chairman, President and

Chief Executive Officer

239 Washington Street

Jersey City, New Jersey 07302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN THAT the 2013 Annual Meeting of Stockholders of Provident Financial Services, Inc. will be held at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey, on Thursday, April 25, 2013, at 10:00 a.m., local time, to consider and vote upon the following matters:

1.	The election of four persons named in the attached Proxy Statement to serve as directors, each for a three-year term.

2.	An advisory (non-binding) vote to approve the compensation paid to our named executive officers.

3.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

4.	The transaction of such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

The board of directors of Provident Financial Services, Inc. established March 1, 2013 as the record date for determining the stockholders who are entitled to notice of, and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Your vote is very important. Please submit your proxy as soon as possible via the Internet, telephone or mail, as applicable. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously mailed or delivered a signed proxy or voted by Internet or telephone.

By Order of the Board of Directors

John F. Kuntz, Esq.

Corporate Secretary

Jersey City, New Jersey

March 15, 2013

Internet Availability of Proxy Materials

This year we are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to stockholders over the Internet. As a result, beginning on or about March 15, 2013, we sent by mail or e-mail a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders, over the Internet and how to vote. Internet availability of our proxy materials is designed to expedite receipt by stockholders and lower the cost and environmental impact of our Annual Meeting. However, if you received such a notice and would prefer to receive paper copies of the proxy materials, please follow the instructions included in the Notice Regarding the Availability of Proxy Materials.

If you received your proxy materials via e-mail, the e-mail contains voting instructions, including a control number required to vote your shares, and links to the Proxy Statement and the Annual Report to Stockholders on the Internet. If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are enclosed.

If you hold our common stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of our common stock.

Important Notice Regarding the Availability of Proxy Materials

For the 2013 Annual Meeting of Stockholders to be Held on April 25, 2013:

Our Proxy Statement and 2012 Annual Report to Stockholders are available at

www.proxyvote.com

(i)

(ii)

PROVIDENT FINANCIAL SERVICES, INC.

PROXY STATEMENT FOR THE

2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 25, 2013

GENERAL INFORMATION

This Proxy Statement and accompanying Proxy Card and the Annual Report to Stockholders are being furnished to stockholders of Provident Financial Services, Inc. (“Provident”) in connection with the solicitation of proxies by the board of directors of Provident for use at the 2013 Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, April 25, 2013 at 10:00 a.m., local time, at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey. The term “Annual Meeting” as used in this Proxy Statement, includes any adjournment or postponement of such meeting.

A Notice Regarding the Availability of Proxy Materials is first being sent to stockholders of Provident on March 15, 2013.

The 2013 Annual Meeting of Stockholders

Date, Time and Place	Provident will hold its Annual Meeting of Stockholders on April 25, 2013, 10:00 a.m., local time, at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

Record Date	March 1, 2013.

Shares Entitled to Vote	60,415,723 shares of Provident common stock were outstanding on the Record Date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting	To consider and vote on the election of four directors, an advisory (non-binding) vote to approve the compensation paid to our named executive officers, and the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Vote Required	Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is withheld. The advisory vote to approve executive compensation and the ratification of KPMG LLP as the independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

Provident’s Board of Directors Recommends You Vote in Favor of the Proposals	Provident’s board of directors unanimously recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Provident	Provident is a Delaware corporation and the bank holding company for The Provident Bank, an FDIC-insured New Jersey-chartered capital stock savings bank that operates a network of full-service branch offices throughout 11 counties in northern and central New Jersey. Provident had $7.30 billion in total assets at December 31, 2012. Provident’s principal executive offices are located at 239 Washington Street, Jersey City, New Jersey 07302. Provident’s telephone number is (732) 590-9200.

Who Can Vote

March 1, 2013 is the record date for determining the stockholders of record who are entitled to vote at the Annual Meeting. On March 1, 2013, 60,415,723 shares of Provident common stock, par value of $0.01 per share, were outstanding and held by approximately 5,600 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Provident common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of Provident common stock outstanding on March 1, 2013 will be entitled to one vote for each share held of record. However, Provident’s certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of Provident common stock are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

Matters to Be Considered

The purpose of the Annual Meeting is to elect four directors, vote on an advisory basis on executive compensation, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013. Provident may adjourn or postpone the Annual Meeting for the purpose of allowing additional time to solicit proxies.

The board of directors is not aware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, Provident intends that shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies in their best judgment.

How to Vote

You may vote your shares:

•	In person at the Annual Meeting. All stockholders of record may vote in person at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy from their bank or broker.

•

By telephone or Internet (see the instructions at www.proxyvote.com). Beneficial owners may also vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will include the instructions with the proxy materials.

•

By written proxy. All stockholders of record can vote by written proxy card. If you received a printed copy of this Proxy Statement, you may vote by signing, dating and mailing the enclosed Proxy Card, or if you are a beneficial owner, you may request a voting instruction form from your bank or broker.

If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the four nominees for director, “FOR” approval of the executive compensation paid to our named executive officers, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Participants in Provident Benefit Plans

If you are a participant in The Provident Bank Employee Stock Ownership Plan or The Provident Bank 401(k) Plan, or any other benefit plans sponsored by The Provident Bank through which you own shares of Provident common stock, you will have received a Notice Regarding the Availability of Proxy Materials by e-mail. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of Provident common stock allocated to his or her plan account. If you own shares through any of these plans and you do not vote, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Provident common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (unvoted proxies submitted by a banker or broker) will be counted for the purpose of determining whether a quorum is present.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is “Withheld.” The advisory vote on executive compensation and ratification of the appointment of the independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.”

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting a written notice of revocation to the Corporate Secretary of Provident prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	voting again by telephone or Internet (provided such new vote is received on a timely basis); or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Provident Financial Services, Inc.

239 Washington Street

Jersey City, New Jersey 07302

Attention: John F. Kuntz, Esq.

  Corporate Secretary

If your shares are held in street name, you should follow your bank’s or broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Provident will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Provident will request that banks, brokers and other holders of record send proxies and proxy materials to the beneficial owners of Provident common stock and secure their voting instructions, if necessary. Provident will reimburse such holders of record for their reasonable expenses in taking those actions. Provident has also made arrangements with AST Phoenix Advisors to assist Provident in soliciting proxies and has agreed to pay them a fee of $7,000 plus reasonable expenses for their services. If necessary, Provident may also use several of its employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile, e-mail or letter.

Householding

Unless Provident has received contrary instructions, Provident has sent a single copy of these proxy materials to any household at which one or more stockholders reside if Provident believes the stockholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps reduce Provident’s expenses. If you would like to receive your own set of proxy materials, please follow these instructions:

•

If your shares are registered in your own name, contact Provident’s transfer agent and inform them of your request to revoke householding by calling them at 1-800-368-5948 or by writing them at Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, Attention: Investor Relations Department.

•	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

Recommendation of the Board of Directors

Your board of directors unanimously recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of the issued and outstanding shares of Provident common stock are required to file certain reports with the Securities and Exchange Commission regarding such beneficial ownership. Based on such reports, the following table sets forth, as of March 1, 2013, certain information as to the shares of Provident common stock owned by persons who beneficially own more than five percent of the issued and outstanding shares of Provident common stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the issued and outstanding shares of Provident common stock as of March 1, 2013.

Principal Stockholders

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding (1)
The Provident Bank Employee Stock Ownership Plan Trust GreatBanc Trust Company, Trustee	4,463,242	(2)	7.4%
801 Warrenville Road, Suite 500 Lisle, Illinois 60532

Dimensional Fund Advisors LP	5,066,176	(3)	8.4%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746

BlackRock, Inc.	4,978,797	(4)	8.2%
40 East 52nd Street New York, New York 10022

The Vanguard Group, Inc.	3,517,790	(5)	5.8%
100 Vanguard Boulevard Malvern, Pennsylvania 19355

(1)	Based on 60,415,723 shares of Provident common stock outstanding as of March 1, 2013.
(2)	This information is based on Amendment No. 9 to Schedule 13G filed with the Securities and Exchange Commission on February 8, 2013 by GreatBanc Trust Company, as Trustee on behalf of The Provident Bank Employee Stock Ownership Plan Trust. According to the filing, The Provident Bank Employee Stock Ownership Plan Trust had: (i) sole power to vote or direct the vote of 3,048,624 shares of Provident common stock; (ii) shared power to vote or direct the vote of 1,414,618 shares of Provident common stock; and (iii) sole power to dispose or direct the disposition of 4,463,242 shares of Provident common stock.
(3)	This information is based on Amendment No. 5 to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2013 by Dimensional Fund Advisors LP.
(4)	This information is based on Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on February 1, 2013 by BlackRock, Inc.
(5)	This information is based on Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2013 by The Vanguard Group, Inc.

Management

The following table sets forth information about shares of Provident common stock owned by each nominee for election as director, each incumbent director whose term will continue following the Annual Meeting, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of March 1, 2013.

Name	Position(s) held with Provident Financial Services, Inc. and/or The Provident Bank	Shares Owned Directly and Indirectly (1)		Shares Subject to Stock Options (2)	Beneficial Ownership	Percent of Class (3)	Unvested Stock Awards included in Beneficial Ownership
NOMINEES
Thomas W. Berry	Director	60,000		22,000	82,000	*	2,000
Frank L. Fekete	Director	79,550		167,000	246,550	*	2,000
Matthew K. Harding	Director	2,500		—	2,500	*	1,500
Thomas B. Hogan Jr.	Director	19,600	(4)	—	19,600	*	2,000

INCUMBENT DIRECTORS
Laura L. Brooks	Director	27,808		15,000	42,808	*	2,000
Geoffrey M. Connor	Director	65,141		167,000	232,141	*	2,000
Terence Gallagher	Director	15,500		—	15,500	*	2,000
Carlos Hernandez	Director	73,534		167,000	240,534	*	2,000
Katharine Laud	Director	69,875		4,800	74,675	*	2,000
Christopher Martin	Chairman, President and Chief Executive Officer	403,330	(5)	118,567	521,897	*	18,383
Edward O’Donnell	Director	95,242		167,000	262,242	*	2,000
Jeffries Shein	Director	786,447	(6)	22,000	808,447	1.3%	2,000

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Donald W. Blum**	Executive Vice President and Chief Lending Officer	55,256		123,560	178,816	*	5,546
John F. Kuntz	Executive Vice President, General Counsel and Corporate Secretary	55,462		122,562	178,024	*	6,140
Thomas M. Lyons	Executive Vice President and Chief Financial Officer	64,896		34,199	99,095	*	5,873
Michael A. Raimonde**	Executive Vice President and Director of Retail Banking	29,275		25,592	54,867	*	5,111
All directors and executive officers as a group (22 persons)		2,069,418		1,303,486	3,372,904	5.5%	90,482

*	Less than 1%
**	Messrs. Blum and Raimonde are officers of The Provident Bank only.

(1)	The amounts shown for executive officers include shares held in the 401(k) Plan and shares allocated to the executive officer in the Employee Stock Ownership Plan (“ESOP”) as follows:

Name	401(k) Plan Shares	ESOP Shares
Christopher Martin	123,317	8,041
Donald W. Blum	3,871	11,326
John F. Kuntz	1,055	11,085
Thomas M. Lyons	24,966	6,550
Michael A. Raimonde	4,415	3,330
All executive officers as a group (11 persons)	190,360	66,743

(2)	Includes shares underlying stock options that are presently exercisable or will become exercisable within 60 days of March 1, 2013.
(3)	Based on 60,415,723 shares of Provident common stock outstanding as of March 1, 2013. Shares subject to stock options that are presently exercisable or will become exercisable within 60 days of March 1, 2013 are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for purposes of computing the percentage ownership of other persons.
(4)	Includes 100 shares held by Mr. Hogan’s adult son, for which he disclaims beneficial ownership.
(5)	Includes 17,785 shares held by Mr. Martin in the First Savings Bank Directors’ Deferred Fee Plan.
(6)	Includes 383,819 shares held by Mr. Shein in the First Savings Bank Directors’ Deferred Fee Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Provident common stock is registered with the Securities and Exchange Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. The directors and executive officers of Provident and The Provident Bank, and beneficial owners of greater than 10% of Provident common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of Provident common stock. The Securities and Exchange Commission rules require disclosure in the Proxy Statement or Annual Report on Form 10-K of the failure of a director, executive officer, or greater than 10% beneficial owner of Provident common stock to file a Form 3, 4, or 5 on a timely basis. Provident is not aware of any greater than 10% beneficial owner of Provident common stock. Based solely on a review of ownership reports and confirmations by executive officers and directors, Provident believes that during the year ended December 31, 2012, all directors and executive officers timely filed all required stock ownership reports, except for a late filing relating to a gift of shares of Provident common stock by Ms. Laud.

PROPOSAL 1—ELECTION OF PROVIDENT DIRECTORS

General

Provident’s board of directors currently consists of 12 members and is divided into three classes, with one class of directors elected each year. Each of the members of the board of directors also serves as a director of The Provident Bank. Directors are elected to serve for a three-year term and until their respective successors shall have been elected and qualified. A director is not eligible to be elected or appointed to the board of directors after reaching age 73.

Four directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors shall have been elected and qualified. On the recommendation of the Governance/Nominating Committee, the board of directors nominated Thomas W. Berry, Frank L. Fekete, Matthew K. Harding and Thomas B. Hogan Jr. for election as directors at the Annual Meeting.

All of the nominees for election at the Annual Meeting currently serve as directors of Provident and The Provident Bank. The stockholders previously elected Messrs. Berry, Fekete and Hogan. Mr. Harding was recommended for consideration by the non-management directors and was appointed to the boards of directors of Provident and The Provident Bank in January 2013. There are no arrangements or understandings between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by each fully executed Proxy Card, will be voted “FOR” the election of all nominees.

Each of the nominees has consented to be named a nominee. In the event that any nominee is unable to serve as a director, the persons named as proxies will vote with respect to a substitute nominee designated by Provident’s current board of directors. At this time, the board of directors knows of no reason why any of the nominees would be unable or would decline to serve, if elected.

PROVIDENT’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

The Board of Directors

Provident’s board of directors is comprised of individuals with considerable and varied business experiences, backgrounds, skills and qualifications who collectively have a strong knowledge of Provident’s business and markets, and are committed to enhancing long-term stockholder value. The Governance/Nominating Committee is responsible for identifying and selecting director candidates who meet the evolving needs of the board of directors. Director candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Governance/Nominating Committee in the director identification and selection process include the relevance of a candidate’s experience to the business of Provident, enhancement of the diversity of experience of the board, the candidate’s independence from conflict or direct economic relationship with Provident, and the candidate’s ability and willingness to devote the proper time to prepare for and attend meetings. The Governance/Nominating Committee also takes into account whether a candidate satisfies the criteria for independence under Provident’s Independence Standards and the New York Stock Exchange listing rules, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the candidate qualifies as an Audit Committee financial expert. While the Governance/Nominating Committee does not have a formal policy respecting diversity on the board of directors, consideration is given to nominating persons with different perspectives and experience to enhance the deliberation and strategic decision-making processes of the board of directors.

The following table sets forth certain information, as of March 1, 2013, regarding the nominees for election as directors and the incumbent directors whose terms will continue following the Annual Meeting, including the terms of office of each director.

Name	Position(s) held with Provident Financial Services, Inc. and The Provident Bank	Age	Director Since (1)		Expiration of Term
NOMINEES
Thomas W. Berry	Director	65	2005		2013
Frank L. Fekete	Director	61	1995		2013
Matthew K. Harding	Director	49	2013		2013
Thomas B. Hogan Jr.	Director	67	2010		2013

INCUMBENT DIRECTORS
Laura L. Brooks	Director	60	2006		2014
Geoffrey M. Connor	Director	66	1996		2015
Terence Gallagher	Director	57	2010		2014
Carlos Hernandez	Director	63	1996		2014
Katharine Laud	Director	54	2007	(2)	2014
Christopher Martin	Chairman, President and Chief Executive Officer	56	2005		2015
Edward O’Donnell	Director	62	2002		2015
Jeffries Shein	Director	73	2004	(3)	2015

(1)	Includes initial appointment to the board of directors of The Provident Bank, the wholly owned subsidiary of Provident.
(2)	Ms. Laud’s service as a director of First Morris Bank & Trust, acquired by Provident in 2007, commenced in 1997.
(3)	Mr. Shein’s service as a director of First Sentinel Bancorp, Inc. and First Savings Bank, acquired by Provident in 2004, commenced in 1985.

The business experience of each of Provident’s directors and persons nominated to be elected directors and directorships held by them with other public companies during the past five years, as well as their qualifications, attributes and skills that led the board of directors to conclude that each such person should serve as a director are as follows:

Thomas W. Berry. Mr. Berry retired from investment banking in 1998 after a 26-year career with Goldman Sachs & Co. where he served as a partner since 1986. Mr. Berry was a founding director of Red Oak Bank, a New Jersey bank, which was acquired by another financial institution in 2005. He is a director of the Hyde and Watson Foundation. Mr. Berry has considerable experience in investment banking and a strong knowledge of the capital markets, which are valuable to the board of directors in its assessment of Provident’s sources and uses of capital.

Laura L. Brooks. Ms. Brooks is retired. She previously served as Vice President-Risk Management and Chief Risk Officer of PSEG in Newark, New Jersey since November 2002. Prior to November 2002, she was Vice President-Risk Management of PG&E in San Francisco, California. She serves on the Advisory Board for the Enterprise Risk Management Program at North Carolina State University and for the Quantitative Finance Program at Rutgers University. She is a member of the board of directors of the National Association of Corporate Directors, New Jersey Chapter. Ms. Brooks’ extensive background provides a valuable resource to the board of directors in its oversight of risk management matters.

Geoffrey M. Connor. Mr. Connor is retired. He previously was a partner of the international law firm of Reed Smith LLP where his practice concentrated on banking and corporate matters. Mr. Connor served as Commissioner of the New Jersey Department of Banking from 1990 to 1994. His knowledge of bank regulatory and corporate law matters provides the board of directors with an important perspective on corporate governance and regulatory compliance issues.

Frank L. Fekete. Mr. Fekete is a certified public accountant and the Managing Partner of the accounting firm of Mandel, Fekete & Bloom, CPAs, located in Jersey City, New Jersey. He has over 35 years of public accounting experience, including supervision of audits of public companies. This experience benefits the board of directors in its oversight of financial reporting and disclosure issues.

Terence Gallagher. Mr. Gallagher is President and a member of the board of directors of Battalia Winston, a national executive search firm headquartered in New York, New York. He has served on the Americas Board for the Association of Executive Search Consulting Firms and the Advisory Committee for the National Association of Corporate Directors, New Jersey Chapter. Mr. Gallagher’s considerable background in human resources, management succession planning, executive recruitment and retention and executive compensation provides the board of directors valuable experience.

Carlos Hernandez. Dr. Hernandez is retired. He previously served as President of New Jersey City University, located in Jersey City, New Jersey. As a local civic leader, he has served, and continues to serve on many local not-for-profit boards and brings to the board of directors an extensive knowledge of local markets and the communities served by Provident.

Matthew K. Harding. Mr. Harding is President and Chief Operating Officer of Levin Management Corporation, a leading retail real estate services firm. Prior to 2001, he served as the firm’s Senior Vice President and Deputy Chief Operating Officer. Mr. Harding serves as Vice President of The Philip and Janice Levin Foundation. Mr. Harding’s considerable experience provides the board of directors with a comprehensive understanding of the real estate market from a competitive and a credit risk perspective.

Thomas B. Hogan Jr. Mr. Hogan is retired. He had a 40-year career with the international public accounting and consulting firm of Deloitte & Touche where he served as the chief operating officer of that firm’s northeast practice area prior to his retirement. Mr. Hogan serves on the board of directors of Supreme Industries, Inc. He formerly served on the board of directors of Energy East Corporation before its acquisition by Iberdrola, SA in 2008. Mr. Hogan is a certified public accountant and his background in public accounting enhances the board of directors’ oversight of financial reporting and disclosure issues.

Katharine Laud. Ms. Laud is a former member of the board of directors of First Morris Bank & Trust where she was instrumental in the formation of that bank’s wealth management and trust business. She is Associate Vice President for Finance and Administration of the University of Vermont Foundation and formerly served as Chief Financial Officer of Homeless Solutions, Inc., a provider of shelter and housing services to the homeless and working poor in Morris County, New Jersey and a developer of affordable housing. She has prior experience in investment management with two major banking companies. Ms. Laud’s investment management and wealth management experience provides the board of directors with additional insight into these business activities of Provident.

Christopher Martin. Mr. Martin has served as Chairman since April 2010 and as President and Chief Executive Officer of Provident and The Provident Bank since September 2009. Prior to that time, he was President and Chief Operating Officer of The Provident Bank since January 2007, and he was President of Provident and The Provident Bank since July 2004. Mr. Martin’s extensive banking experience and knowledge of financial markets enhance the breadth of experience of the board of directors.

Edward O’Donnell. Mr. O’Donnell is retired. He previously served as President of Tradelinks Transport, Inc., a transportation consulting company located in Westfield, New Jersey from 1999 to 2012. Previously, he was the Director and Executive Vice President of NPR, Inc. (Navieras de Puerto Rico), a transportation company located in Edison, New Jersey. He is a member of the board of directors of Pacific Crane Maintenance Company, L.P. Mr. O’Donnell’s business experience in sales, marketing and the capital markets provides a broad business perspective to the board of directors.

Jeffries Shein. Mr. Shein is a former member of the board of directors of First Sentinel Bancorp, Inc. and First Savings Bank. He is a principal with JGT Management Co., LLC, a real estate management and investment company. Mr. Shein is a member of the board of directors of Middlesex Water Company. Mr. Shein’s real estate investment and management experience provides an important perspective to the board of directors in its oversight of credit risk.

Executive Officers

The business experience of each of Provident’s executive officers who are not directors is as follows:

Donald W. Blum. Mr. Blum, age 56, has been Executive Vice President and Chief Lending Officer of The Provident Bank since January 2005. He previously served as Senior Vice President and Chief Lending Officer of The Provident Bank since December 2001.

James A. Christy. James A. Christy, age 45, has been Senior Vice President and Chief Risk Officer of The Provident Bank since January 2012 and was previously Senior Vice President & General Auditor since January 2009. He was First Vice President and General Auditor since May 2005 and he was Vice President and General Auditor since September 2001.

Brian Giovinazzi. Mr. Giovinazzi, age 58, has been Executive Vice President and Chief Credit Officer of The Provident Bank since December 2008, and prior to that, he was Executive Vice President-Corporate

Administration since April 2007. Prior to that time, he was President and Chief Executive Officer of First Morris Bank & Trust and a member of its board of directors.

Janet D. Krasowski. Ms. Krasowski, age 60, has been Executive Vice President and Chief Human Resources Officer of The Provident Bank since January 2012 and prior to that time she was Senior Vice President and Chief Human Resources Officer of The Provident Bank since May 2006.

John F. Kuntz. Mr. Kuntz, age 57, has been Executive Vice President, General Counsel and Corporate Secretary of Provident since January 2003, and has been Executive Vice President, Chief Administrative Officer and General Counsel of The Provident Bank since January 2011, and prior to that time Executive Vice President and General Counsel since May 2005. Prior to that time, he was Senior Vice President and General Counsel of The Provident Bank since November 2002, and Vice President and General Counsel of The Provident Bank since September 2001.

Thomas M. Lyons. Mr. Lyons, age 48, has been Executive Vice President and Chief Financial Officer of Provident and The Provident Bank since January 2011. Prior to that time he was Senior Vice President and Chief Financial Officer of Provident and The Provident Bank since September 2009, and previously was First Vice President and Chief Accounting Officer of The Provident Bank since February 2005 and First Vice President, Finance of The Provident Bank since July 2004.

Frank S. Muzio. Mr. Muzio, age 59, has been Senior Vice President and Chief Accounting Officer of The Provident Bank since January 2011. Prior to that time, he was First Vice President and Chief Accounting Officer of The Provident Bank since June 2010. Prior to joining The Provident Bank, he was Senior Vice President and Controller for the New York Division of Sovereign Bank since June 2006.

James D. Nesci. Mr. Nesci, age 40, has been President of Beacon Trust Company, a wholly owned subsidiary of The Provident Bank since August 2011 and Executive Vice President and Chief Wealth Management Officer of The Provident Bank since January 2013, and Senior Vice President and Chief Wealth Management Officer since March 2009. Prior to that time, he served as Chief Operating Officer of National Wealth Management for Wilmington Trust Corporation.

Jack Novielli. Mr. Novielli, age 53, has been Executive Vice President and Chief Information Officer of The Provident Bank since December 2008. Prior to that time, he was Senior Vice President and Chief Information Officer of The Provident Bank since January 2006, and previously was First Vice President and Chief Information Officer of The Provident Bank.

Michael A. Raimonde. Mr. Raimonde, age 60, has been Executive Vice President and Director of Retail Banking of The Provident Bank since January 2011. Prior to that time he was Senior Vice President and Director of Retail Banking of The Provident Bank since April 2007. He was Executive Vice President of the Community Banking Division and Market President of the New York Retail System of Sovereign Bank prior to that time.

Corporate Governance Matters

Provident is committed to maintaining sound corporate governance principles and the highest standards of ethical conduct and is in compliance with applicable corporate governance laws and regulations.

Board of Directors Meetings and Committees

The board of directors of Provident meets quarterly, or more often as may be necessary. The board of directors met ten times in 2012. The board of directors currently maintains four standing committees: the Compensation, Audit, Risk and Governance/Nominating Committees. The board of directors of The Provident Bank meets monthly at least 11 times a year, as required by New Jersey banking law.

All directors attended no fewer than 75% of the total number of meetings held by the Provident board of directors and all committees of the board on which they served (during the period they served) in 2012. When the

Provident and The Provident Bank board of directors and committee meetings are aggregated, all directors attended no fewer than 75% of the aggregated total number of meetings in 2012. Provident has a policy requiring each director to attend the Annual Meeting of Stockholders. All persons serving on the board of directors at the time of the Annual Meeting of Stockholders held on April 26, 2012 attended the meeting, except for Mr. Shein who was unable to attend due to an unavoidable scheduling conflict.

Board Leadership Structure

The board of directors believes that combining the Chairman and Chief Executive Officer positions, together with the appointment of an independent Lead Director, is the appropriate board leadership structure for Provident. The board of directors believes that the Chief Executive Officer is most knowledgeable about Provident’s business and corporate strategy and is in the best position to lead the board of directors, especially in relation to its oversight of corporate strategy formation and execution. Management accountability and the board’s independence from management are best served by maintaining a super majority of independent directors, electing an independent Lead Director, and maintaining standing board committees that are comprised of independent leadership and members. The Lead Director plays an important role on the board of directors and has the following responsibilities:

•	Schedules executive sessions of the non-management directors without management present at least two times each year and advises the Chairman of the schedule for such executive sessions.

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With input from the non-management directors, develops agendas for, and presides over the executive sessions. The Lead Director provides the Chairman with timely feedback from the executive sessions where appropriate.

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Acts as the principal liaison between the non-management directors and the Chairman on issues relating to the working relationship between the board and management, including providing input as to the quality, quantity and timeliness of information provided by management in order to ensure that the conduct of board meetings allows adequate time for discussion of important issues and that appropriate information is made available to the board on a timely basis.

•	Provides input to the Chairman regarding board meeting agendas and meeting materials based on requests from the non-management directors.

•	Attends board committee meetings as a non-member at the invitation of the respective committee chair.

Risk Oversight/Risk Committee

The entire board of directors is engaged in risk management oversight. The board has established a separate standing Risk Committee to facilitate its risk oversight responsibilities. The current members of the Risk Committee are: Ms. Brooks (Chair) and Messrs. Berry, Connor and Shein. Each member of the Risk Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Risk Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Committee met nine times during 2012.

The Risk Committee oversees the overall risk management activities employed by management in pursuit of:

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maintaining a culture of discipline that enforces and provides proper incentives to employees for a sound, effective and coordinated enterprise risk management process designed to identify potential events that may affect Provident and to appropriately manage risks in order to provide reasonable assurance that Provident’s stated objectives will be achieved; and

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identifying potential emerging risks in a routine and systematic manner, assessing the implications of those risks to Provident, and managing those risks in a manner consistent with the probability of their occurrence and potential consequence to Provident.

The Risk Committee receives regular reports from management and other standing board committees regarding relevant risks and the actions taken by management to adequately address those risks.

Corporate Governance Principles

The board of directors has adopted Corporate Governance Principles, which are posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Corporate Governance Principles cover the general operating policies and procedures followed by the board of directors including:

•	establishing the size and composition of the board of directors and the desired qualifications of directors;

•	setting a minimum stock ownership requirement for directors at 15,000 shares of Provident common stock to be achieved over six years;

•	providing for director orientation, continuing education and an annual performance assessment of the board of directors;

•	selecting board committee membership; and

•	reviewing annual compensation paid to the non-management directors.

The Corporate Governance Principles provide for the board of directors to meet in regularly scheduled executive sessions without management at least two times a year. Four executive sessions were conducted in 2012. Mr. Fekete, who served as Lead Director in 2012, presided over these executive sessions conducted by the non-management directors, all of whom are independent.

Director Independence

The New York Stock Exchange rules provide that a director does not qualify as independent unless the board of directors affirmatively determines that the director has no direct or indirect material relationship with Provident. The New York Stock Exchange rules require the board of directors to consider all relevant facts and circumstances in determining the materiality of a director’s relationship with Provident and permit the board of directors to adopt and disclose standards to assist the board in making independence determinations. Accordingly, the board of directors has adopted Independence Standards to assist the board in determining whether a director has a material relationship with Provident. These Independence Standards, which should be read with the New York Stock Exchange rules, are available on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com.

The board of directors conducted an evaluation of director independence, based on the Independence Standards and the New York Stock Exchange rules. In connection with this review, the board of directors considered all relevant facts and circumstances relating to relationships that each director and his or her immediate family members and their related interests had with Provident.

After its evaluation, the board of directors affirmatively determined that each of Mr. Berry, Ms. Brooks, Mr. Connor, Mr. Fekete, Mr. Gallagher, Dr. Hernandez, Mr. Harding, Mr. Hogan, Ms. Laud, Mr. O’Donnell and Mr. Shein is an independent director. The board of directors determined that Mr. Martin is not independent because he has served as a Provident employee in the last three years. The board of directors specifically considered the following business relationship in reaching its independence determinations:

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The Provident Bank formerly leased space for a branch banking office from Fords Circle Associates LLC. In September 2012, the lease term ended and was not renewed by the parties to the lease. Mr. Shein owns a 7.5 percent equity interest in Fords Circle Associates LLC. In 2012, The Provident Bank paid rent and related charges of approximately $37,300 for this branch banking office.

Governance/Nominating Committee

The current members of the Governance/Nominating Committee are: Messrs. O’Donnell (Chair), Gallagher, Hernandez, and Shein. Each member of the Governance/Nominating Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Governance/Nominating Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Committee met six times during 2012.

The functions of the Governance/Nominating Committee include, among other things:

•	evaluating and making recommendations to the board concerning the number of directors, committee assignments and committee membership rotation practices;

•	establishing the qualifications, relevant background, and selection criteria for board members;

•	making recommendations to the board concerning board nominees;

•	conducting evaluations of the effectiveness of the operation of the board;

•	developing corporate governance principles applicable to Provident;

•	recommending revisions to the code of business conduct and ethics;

•	making recommendations to the board regarding director orientation and continuing education; and

•	evaluating the Governance/Nominating Committee’s performance on an annual basis.

The Governance/Nominating Committee identifies nominees for director by first assessing the performance of the current members of the board of directors willing to continue service. Current members of the board with skills and experience that are relevant to Provident’s business and who are willing to continue service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue service, or if the Governance/Nominating Committee and the board decides not to re-nominate a member for re-election, or if the size of the board is increased, the Governance/Nominating Committee will solicit suggestions for director candidates from all board members. In addition, the Governance/Nominating Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. Candidates must have the highest personal and professional ethics and integrity.

Procedures for the Nomination of Directors by Stockholders

If a determination is made that an additional candidate is needed for the board, the Governance/Nominating Committee will consider candidates properly submitted by Provident’s stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary at Provident Financial Services, Inc., 239 Washington Street, Jersey City, New Jersey 07302. The Corporate Secretary must receive a submission not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting. If the date of the Annual Meeting is advanced by more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s Annual Meeting, a stockholder’s submission must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such Annual Meeting is first made. A stockholder’s submission must be in writing and include the following information:

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the name and address of the stockholder as they appear on Provident’s books, and the number of shares of Provident common stock that are beneficially owned by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

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the name, address and contact information for the candidate, and the number of shares of Provident common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in Provident’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and Provident, The Provident Bank and any subsidiaries of The Provident Bank;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident and The Provident Bank;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Stockholder submissions that are timely and that meet the criteria outlined above will be forwarded to the Chair of the Governance/Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation at an Annual Meeting of Provident’s stockholders must comply with the procedural and informational requirements described later in this Proxy Statement under the heading “Advance Notice Of Business To Be Conducted at an Annual Meeting.”

Stockholder and Interested Party Communications with the Board

A stockholder of Provident and any other interested party may communicate with the board of directors, the non-management directors, the Lead Director or with any individual director by writing to the Chair of the Governance/Nominating Committee, c/o Provident Financial Services, Inc., 239 Washington Street, Jersey City, New Jersey 07302. A communication from a stockholder should indicate that the author is a stockholder and, if shares of Provident common stock are not held of record, the letter should include appropriate evidence of stock ownership.

Code of Business Conduct and Ethics

Provident has adopted a Code of Business Conduct and Ethics that is applicable to directors, officers and employees of Provident and The Provident Bank, including the principal executive officer, principal financial officer, principal accounting officer, and all persons performing similar functions. The Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. Amendments to and waivers from the Code of Business Conduct and Ethics will also be disclosed on The Provident Bank’s website.

Transactions With Certain Related Persons

Federal laws and regulations generally require that all loans or extensions of credit to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to participating employees. Pursuant to such a program, loans may be extended to executive officers on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except as to the interest rate charged, so long as such rate is generally available to participating employees. These loans may not involve more than the normal risk of repayment or present other unfavorable features. As of December 31, 2012, The Provident Bank had aggregate loans and loan commitments totaling $277,000 to its executive officers. The Provident Bank does not make loans to members of the board of directors or to their immediate family members and their related interests, as such terms are defined in The Provident Bank’s Lending Policy.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Provident. The provisions of the Sarbanes-Oxley Act of 2002 that prohibit loans do not apply to loans made by a depository institution, such as The Provident Bank, that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. Any loans to Provident’s and The Provident Bank’s officers are made in conformity with the Federal Reserve Act and Regulation O.

Provident’s Code of Business Conduct and Ethics requires directors and executive officers to promptly disclose any interest they may have in any proposed transaction involving Provident or The Provident Bank, and any such director or executive officer shall abstain from any deliberation or voting on the transaction. Any such transaction would require approval of a majority of the directors who have no interest in the proposed transaction. In addition, directors and executive officers annually disclose any transactions, relationships or arrangements they or their related interests may have with Provident or The Provident Bank. Such disclosures, together with information obtained from each director’s annual statement of interest form, are used to monitor related party transactions and make independence determinations.

Anti-Hedging Policy

Provident’s stock trading guidelines include an anti-hedging policy which prohibits directors and executive officers from engaging in or effectuating any transaction designed to hedge or offset the economic risk of owning shares of Provident common stock. Accordingly, any hedging, derivative or other similar transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Provident common stock would affect the value of the shares of common stock owned by a director or executive officer is prohibited. Cashless exercises of stock options are not deemed short sales and are not prohibited.

Audit Committee Matters

Audit Committee

The current members of the Audit Committee are: Messrs. Hogan (Chair) and Fekete, Ms. Brooks and Ms. Laud. Each member of the Audit Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3.

The duties and responsibilities of the Audit Committee include, among other things:

•	sole authority for retaining, overseeing and evaluating a firm of independent registered public accountants to audit Provident’s annual financial statements;

•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Provident’s financial reporting processes, both internal and external;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•	reviewing earnings and financial releases and quarterly and annual reports filed with the Securities and Exchange Commission; and

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm.

The Audit Committee met ten times during 2012. The Audit Committee reports to the board of directors on its activities and findings. The board of directors believes that Frank L. Fekete and Thomas B. Hogan Jr. each qualify as an Audit Committee financial expert as that term is used in the rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Audit Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Audit Committee operates under a written charter approved by the board of directors. The Audit Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com.

Management has primary responsibility for Provident’s internal control and financial reporting process, and for making an assessment of the effectiveness of Provident’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Provident’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue an opinion on those financial statements, and for providing an attestation report on management’s assessment of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management, and the independent registered public accounting firm, the audited consolidated financial statements of Provident for the year ended December 31, 2012;

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discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board; and

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received the written disclosures and the letter from the independent registered public accounting firm mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from Provident.

Based on the review and discussions referred to above, the Audit Committee recommended to Provident’s board of directors that the audited consolidated financial statements for the fiscal year ended December 31, 2012 be included in Provident’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. In addition, the Audit Committee approved the re-appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2013, subject to the ratification of this appointment by the stockholders of Provident.

The Audit Committee of Provident Financial Services, Inc.

Thomas B. Hogan Jr. (Chair)

Laura L. Brooks

Frank L. Fekete

Katharine Laud

Compensation Committee Matters

Compensation Committee

The current members of the Compensation Committee are: Messrs. Berry (Chair), Fekete, Gallagher, and O’Donnell. Each member of the Compensation Committee has been determined to be independent as defined in the current New York Stock Exchange corporate governance listing standards. The Compensation Committee is responsible for executive management development and succession planning, and for reviewing and evaluating compensation programs and policies and risks associated with such programs and policies, including setting performance measures and goals consistent with principles of safety and soundness, approving awards under existing compensation plans and administering long-term equity awards. On at least an annual basis, the Compensation Committee meets to review the performance of, and the compensation payable to the named executive officers, including the Chief Executive Officer. The basic elements of Provident’s executive compensation program include base salary, an annual cash incentive and long-term equity award primarily tied to corporate financial targets, and certain other benefit arrangements, such as retirement benefits. The Compensation Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Compensation Committee met 15 times during 2012, including four conference call meetings for which no meeting fees were paid.

The Compensation Committee determines the compensation payable to the Chief Executive Officer based on corporate financial performance against established goals and the Chief Executive Officer’s individual performance. Each year the Compensation Committee establishes corporate financial performance goals and individual goals for the Chief Executive Officer, and members of the Compensation Committee periodically meet with the Chief Executive Officer during the year to review progress against those goals. The Compensation Committee also sets performance goals for, and determines the compensation payable to, the named executive officers, based in part on the Chief Executive Officer’s assessment and recommendations. Input provided by the Compensation Committee’s independent compensation consultant and other executive compensation data sources are available to the Compensation Committee to assist it in these determinations.

In addition to evaluating Provident’s overall financial performance in its review of the named executive officers, the Compensation Committee considers the performance of each named executive officer’s business line or area of responsibility. Several key management competencies and behaviors are assessed, including the named executive officer’s effectiveness as a leader and his or her role in building a cohesive executive team, as well as other strategic core competencies such as accountability, analytical ability and decision making, communication, cooperation and teamwork, creativity and problem-solving, and integrity. The named executive officer’s performance relating to these competencies forms the basis of a performance review discussion with the named executive officer that reinforces his or her role in achieving Provident’s business plan and short- and long-term strategies.

The Compensation Committee assesses risks posed by the compensation plans maintained for the benefit of, and incentive compensation paid to, officers and employees. This comprehensive risk assessment is performed by Provident’s Chief Risk Officer and is presented to, and reviewed by, the Compensation Committee. The risk assessment conducted in 2012 concluded that Provident’s incentive compensation plans do not pose significant risk or promote excessive risk taking that are reasonably likely to have a material adverse effect on Provident.

Director compensation is established by the board of directors upon the recommendation of the Compensation Committee and is discussed in this Proxy Statement under the heading “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

Messrs. Berry, Fekete, Gallagher, and O’Donnell served as members of the Compensation Committee in 2012. None of these directors has ever been an officer or employee of Provident. In addition, none of these directors is an executive officer of another entity where one of Provident’s executive officers serves on the compensation committee or the board of directors, or which had any transactions or relationships with Provident in 2012 requiring specific disclosures under Securities and Exchange Commission rules.

Compensation Discussion and Analysis

Summary

Provident’s executive compensation program is designed to align pay with performance in a manner consistent with safe and sound business practices and sustainable financial performance consistent with stockholder interests. The key features of the program, which are discussed in more detail below, are:

•	Active oversight by the Compensation Committee consisting solely of independent directors;

•	Assistance regularly provided to the Compensation Committee by an independent compensation consultant selected by the Compensation Committee;

•	Provident’s executive compensation program is focused on pay for performance in order to align compensation with business strategies and to enhance stockholder value;

•	The major components of Provident’s program are salary, annual cash incentives and long-term equity;

•	Executive salaries are evaluated based on regional peer group data;

•	Annual cash incentive compensation opportunities are tied to key corporate performance metrics;

•	Long-term incentive compensation opportunities are tied to key corporate performance metrics and performance against peer group metrics;

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The incentive compensation plans provide for risk mitigation and accountability authorizing the Compensation Committee to condition incentive compensation awards with clawback, deferral, and adjustment provisions, and settlement in stock subject to holding periods;

•	Executives are subject to share ownership guidelines; and

•	Perquisites are limited.

Compensation Consultants

The Compensation Committee retained the services of McLagan, an Aon Hewitt Company (“McLagan”) and Frederick W. Cook & Co., Inc. (“Cook & Co.”) during 2012. McLagan assisted the Compensation Committee in evaluating executive compensation matters, and Cook & Co. provided an evaluation and recommendations regarding director compensation. The Compensation Committee regularly meets with its compensation consultants in executive session without management. Each of these consultants was engaged by and reported directly to the Compensation Committee and did not perform any other services for Provident, The Provident Bank or their affiliates or their management. After consideration of fees paid to each of the consultants, each consultant’s policies and procedures designed to prevent conflicts of interests, the absence of any business or personal relationships between either of the consultants and the Compensation Committee members and Provident’s executive officers, and other relevant factors, the Compensation Committee determined that no conflicts of interest existed with either McLagan or Cook & Co.

Executive Compensation Philosophy

The Compensation Committee believes that Provident’s executive compensation program is consistent with promoting sound risk management and long-term value creation for Provident’s stockholders. Provident’s executive compensation program is intended to align the interests of its executive officers and employees with stockholders by rewarding performance against established corporate financial goals, and by rewarding strong executive leadership and superior individual performance. By offering annual cash incentives, long-term equity compensation and competitive benefits, Provident’s goal is to attract, motivate and retain a highly qualified and talented team of executives who will help maximize Provident’s long-term financial performance and earnings growth.

The compensation paid to each named executive officer is based on the executive’s level of job responsibility, corporate financial performance measured against annual goals, an assessment of the executive’s individual performance and the competitive market. For the named executive officers and other members of executive management, annual incentive compensation is linked more directly to corporate financial performance, because these executives are in leadership roles that influence corporate financial results.

The Compensation Committee regularly reviews the components of the executive compensation program with advice from its independent compensation consultant and after giving due consideration to the most recent non-binding stockholder advisory vote on executive compensation which resulted in a favorable vote of 96% of the votes cast. In light of strong stockholder support, the Compensation Committee concluded that no material revisions were necessary to Provident’s executive compensation program. Consistent with past practice, McLagan was engaged to review Provident’s executive compensation program in 2012, which included a review and recommendation of an appropriate peer group to assess competitive compensation practices, as well as for comparing performance against certain financial targets. The Compensation Committee determined it would use two peer groups in connection with executive compensation determinations commencing in 2012:

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A regional peer group of 20 publicly traded thrift and banking institutions with assets of $4 to $20 billion doing business in the Northeast to be used for comparative base salary and total compensation data as follows:

Beneficial Mutual Bancorp, Inc.

Berkshire Hills Bancorp, Inc.

Community Bank System, Inc.

Dime Community Bancshares, Inc.

F.N.B. Corp.

First Commonwealth Financial Corporation

Flushing Financial Corporation

Fulton Financial Corporation

Independent Bank Corp.

Investors Bancorp, Inc.

National Penn Bancshares, Inc.

NBT Bancorp Inc.

Northwest Bancorp, Inc.

S&T Bancorp, Inc.

Signature Bank

Sun Bancorp, Inc.

Susquehanna Bancshares, Inc.

Valley National Bancorp

Webster Financial Corporation

WSFS Financial Corporation

•	SNL Small Cap U.S. Bank & Thrift Index (“SNL Index”) used to compare long-term performance achievement.

The Compensation Committee may modify peer groups from time to time based on mergers and acquisitions within the industry or other relevant factors. While Provident’s executive compensation program targets base salary and annual cash incentive compensation at market levels, actual compensation paid to a named executive officer may vary based on other factors, such as the individual’s performance, experience and tenure, and competitive market conditions.

The Omnibus Incentive Compensation Plan Document of Provident Financial Services, Inc. serves as a core governance document for Provident’s incentive compensation plans establishing lines of authority, a foundation for relevant internal controls and procedures, risk mitigation and accountability features, including clawbacks and deferrals.

Elements of 2012 Executive Compensation

Provident pays its named executive officers in accordance with a pay for performance philosophy by providing competitive compensation for demonstrated performance. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual cash incentive compensation, long-term equity awards (which may include performance-vesting stock options, performance-vesting stock awards, time-vesting stock awards and discretionary stock grants to recognize exceptional individual or corporate performance or to maintain a competitive total compensation package where warranted), a competitive benefits package and limited perquisites.

Base Salary

A competitive base salary is necessary to attract and retain talented executives. Annually, the Compensation Committee evaluates each named executive officer’s base salary level. In general, competitive base salary information, or market data, is furnished to the Compensation Committee by the independent compensation consultant, and each named executive officer’s base salary level is compared to the competitive market data. The Compensation Committee considers assessments of the individual named executive officer’s performance, leadership, operational effectiveness, and experience in the industry, as well as market conditions.

In establishing base salaries for 2012, the Compensation Committee considered Provident’s financial performance, as well as peer group and market-based industry salary data. In consideration of the performance achieved and to maintain a competitive base salary for each of the named executive officers, the Compensation Committee determined that base salary increases reflected in the Summary Compensation Table were appropriate for each of the named executives to remain competitive with the market, and in the case of Mr. Lyons, to recognize his performance and experience as Chief Financial Officer.

Annual Cash Incentive Payment/The 2012 Annual Cash Incentive Plan

Annual cash incentive opportunities are provided to Provident’s named executive officers in order to align the attainment of annual corporate financial performance objectives with executive compensation. At the beginning of each year, the Compensation Committee assigns corporate financial targets and a range of annual cash incentive award opportunities to each named executive officer. The award opportunities are linked to a specific target and range of performance results for multiple corporate financial performance measures. Although the annual incentive cash award is generally calculated based upon pre-determined metrics and measurable achievement, the Compensation Committee has discretion to adjust the metrics and cash incentive awards where appropriate.

The Compensation Committee recommended, and the board of directors approved, the 2012 Annual Incentive Plan. The 2012 Annual Incentive Plan provided the opportunity for a cash incentive payment based upon the achievement of corporate and individual goals. To even further align executive pay with financial performance, the Compensation Committee increased the cash incentive opportunity at the Threshold and Target performance levels for the Chief Executive Officer and the named executive officers for 2012 compared with the 2011 cash incentive opportunities. For the Chief Executive Officer, the opportunity was increased from 30% to 35% of base salary at Threshold and from 60% to 75% of base salary at Target. For the other named executive officers, the opportunity was increased from 20% to 25% of base salary at Threshold and from 40% to 45% of base salary at Target. The Compensation Committee reduced the cash incentive opportunity at the Maximum performance level from 120% to 115% of base salary for the Chief Executive Officer and from 80% to 70% of base salary for the other executive officers.

	Annual Cash Incentive as a % of Base Salary
Participant	Threshold	Target	Maximum
Chief Executive Officer	35%	75%	115%
Other Named Executive Officers	25%	45%	70%

For the named executive officers, the Compensation Committee established the following 2012 targets (collectively, the “Corporate Targets”) and relative weightings for the 2012 Annual Incentive Cash Plan:

Metric	Weight	Threshold 95%	Target 100%	Maximum 115%
Net Income (in millions)	25%	$57.8	$60.8	$69.9
Efficiency Ratio (1)	25%	58.19%	57.25%	54.60%
Return on Average Assets	25%	0.80%	0.84%	0.96%
Earnings Per Share	25%	$1.00	$1.06	$1.22

(1)	Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.

Under the 2012 Annual Cash Incentive Plan, cash incentive payments based on Provident’s actual 2012 financial performance would be made if financial performance met or exceeded 95% of any one of the Corporate Targets (“Threshold”). Cash incentive payments would be a minimum of 8.75% of base salary for the Chief Executive Officer and 6.25% of base salary for the other named executive officers upon the achievement of at least one metric (weighted at 25%) at the Threshold level, increasing to 115% of base salary for the Chief Executive Officer and 70% of base salary for the other named executive officers upon achievement of all metrics at the Maximum level.

In aggregate, the overall actual achievement of Corporate Targets for 2012 was above Target, as the net income, efficiency ratio, return on average assets, and earnings per share goals were all achieved above Target, but below the Maximum. Based upon the foregoing, the Committee authorized above Target payouts under the 2012 Annual Incentive Plan to the named executive officers as follows:

Name	Cash Incentive
Christopher Martin	$553,308
Thomas M. Lyons	$191,607
Donald W. Blum	$177,236
John F. Kuntz	$179,631
Michael A. Raimonde	$155,680

Long-Term Equity Incentives

The 2008 Long-Term Equity Plan provides the opportunity to grant various forms of equity incentives on a time-vesting and performance-vesting basis. The Compensation Committee believes that stock ownership provides a significant incentive in building long-term stockholder value by further aligning the interests of officers and employees with stockholders. The importance of this component of compensation increases as Provident’s common stock appreciates in value and serves as a retention tool for executives. The inclusion of performance-vesting awards also encourages a long-term strategic focus. It is the policy of the Compensation Committee to make equity grants when the window for trading by directors and officers in Provident common stock is open under Provident’s stock trading policy. Throughout the year, equity awards may be granted to new hires and promoted employees, or to existing employees to recognize superior performance with a grant date effective as of the date of the next regularly scheduled Compensation Committee meeting that falls when the window for trading is open under Provident’s stock trading policy.

The Compensation Committee established the equity component of total compensation as a percentage of base salary, for the Chief Executive Officer and other named executive officers, based upon competitive total compensation data previously provided by the independent compensation consultant. The Compensation Committee also exercises discretion in making equity grants and may grant equity to the Chief Executive Officer and other named executive officers based on exceptional individual or corporate performance and to maintain a competitive total compensation level where warranted. After a review of comparative total compensation data provided by McLagan, the Compensation Committee increased the opportunity for the Chief Executive Officer and other named executive officers for stock awards to be made in 2012 to maintain competitive total compensation and to even further align executive pay with long-term financial performance, and generally follows the guidelines below with respect to annual equity grants:

	2012 Opportunity Long-Term Equity Award as a % of Base Salary
Participant	Threshold	Target	Target Plus	Maximum
Chief Executive Officer	15.0%	75.0%	95.0%	115.0%
Other Named Executive Officers	12.5%	45.0%	55.0%	70.0%

The 2012 long-term equity awards were made based on the following matrix:

	Three-Year Performance-Vesting		Three-Year Time-Vesting
Participant	Non-Qualified Stock Options	Restricted Stock	Restricted Stock
Chief Executive Officer	25%	75%	0%
Other Named Executive Officers	0%	75%	25%

The Compensation Committee determined that for equity grants made in 2012 under the Long-Term Equity Plan to all named executive officers other than the Chief Executive Officer, 75% of equity grants would be subject to performance-vesting, and 25% would be time-vesting over three years; and for the Chief Executive Officer, 100% of equity grants would be subject to performance-vesting. Such performance-vesting would be measured at the end of a three-year period based upon metrics approved by the Compensation Committee at the time of the equity grant. Currently the performance metrics include projections of compounded annual growth in earnings per share over a three-year period and a comparison of total stockholder return to the peer group over a three-year period. For the performance-vesting grants made in 2012 which vest in 2014, the two performance metrics at target (weighted 50% each) are compounded annual growth of five percent in earnings per share from the base year of 2011 (or $1.01 per share) and achievement of total shareholder return versus peers equal to or greater than fifty percent of the peers. The performance-based grants vest at the end of three years if the pre-established performance level is met. These performance metrics are designed to encourage conduct that drives long-term strategic decisions suited to maximizing stockholder value.

2012-2014 Performance Matrix

Earnings Per Share Growth

2011 Actual	$1.01	$1.01	$1.01	$1.01
	Threshold	Target	Target Plus	Maximum
Compounded Annual Growth Rate	4.00%	5.00%	7.5%	10.00%
Cumulative three-year EPS Required	$3.28	$3.34	$3.51	$3.68

Total Shareholder Return versus Peer Group

Threshold	Target	Target Plus	Maximum
>40% of peers	>50% of peers	>67.5 of peers	>85% of peers

The Compensation Committee has determined that the performance metrics for awards granted under the Long-Term Equity Plan are appropriately set such that participants in the plan will attain: (i) the Threshold level of performance if minimum expected improvements in the performance targets are achieved, which the Committee believed was reasonably likely to be attained; (ii) the Target level of performance if projected business plan expectations are achieved, which the Committee believed had approximately an even likelihood of either being attained or not being attained; (iii) the Target Plus level of performance if projected business plan expectations are exceeded, which the Committee believed would be difficult to achieve; and (iv) the Maximum level of performance, which sets a cap on how much incentive compensation will be paid in the event that the Target Plus level is exceeded, which the Committee believed was unlikely to be achieved.

In recognition of the performance of the executive team, to maintain a competitive compensation program, and as a retention incentive, discretionary equity awards were granted in 2012 to the named executive officers. The Chief Executive Officer was granted 10,000 restricted stock awards; 5,000 subject to three-year time vesting and 5,000 subject to one-year time vesting and 25,000 incentive stock options subject to five-year time vesting. The other named executive officers were granted restricted stock awards subject to one-year time vesting as follows: Mr. Lyons 750 shares; Mr. Blum 300 shares, Mr. Kuntz 900 shares and Mr. Raimonde 300 shares.

For the year 2013, the Compensation Committee determined that the formulaic grants made under the Long Term Equity Plan will be two-year performance and time-vesting grants.

Benefits

Provident offers the named executive officers benefits generally available to all employees, including medical and dental, disability insurance, group life insurance coverage, an Employee Stock Ownership Plan (“ESOP”) and a 401(k) Plan with discretionary employer matching contributions. Certain of the named executive officers have accrued benefits under a noncontributory defined benefit pension plan that was frozen as of April 1, 2003 following the adoption of the ESOP. In addition to pension benefits, medical and life insurance benefits are made available to certain employees when they retire. These post-retirement benefits have been eliminated. However, certain employees with ten or more years of service at the time the benefits were eliminated, including Mr. Martin, still qualify for these post-retirement benefits upon retirement. The named executive officers are also eligible for non-qualified benefits under the Non-Qualified Supplemental Defined Contribution Plan designed to make up for the IRS limits on contributions to the qualified 401(k) Plan and ESOP.

Perquisites

The Compensation Committee believes that perquisites should be provided on a limited basis, and only to the most senior level of executive officers. The following perquisites are currently provided: a club membership for Mr. Martin and the use of a company-owned automobile for Messrs. Martin, Blum and Raimonde. Messrs. Lyons and Kuntz are paid a monthly car allowance. All of the named executive officers are eligible for an annual medical examination at Provident’s expense.

Elements of Post-Termination Benefits

Employment Agreement

Mr. Martin has an employment agreement with a twelve month term that renews on August 31 of each year for an additional twelve months. The employment agreement provides that if Mr. Martin’s employment was terminated for reasons other than for cause, or as a result of his death, retirement or disability, Mr. Martin would be entitled to:

•	earned but unpaid base salary through the termination date;

•	an annual bonus to which he may be entitled under any cash-based annual bonus or performance compensation plan then in effect;

•	benefits due to him as a former employee other than pursuant to the agreement;

•

severance pay or liquidated damages equal to his base salary and bonuses due for twelve months following termination, with “bonuses due” to be the greater of (i) one-twelfth of the average annual cash bonus paid to him with respect to the three completed fiscal years prior to the termination, or

(ii) the cash bonus paid to him for the last fiscal year prior to the date of termination multiplied by twelve months following termination; and

•	the continuation of life, medical, dental and disability insurance coverage for twelve months following termination.

Mr. Martin may resign from employment for good reason and receive these termination benefits in the event of certain adverse changes in his employment conditions. Under the employment agreement, the termination benefits are subject to Mr. Martin’s compliance with non-solicitation and non-compete provisions for a period of six months following his termination. The employment agreement does not provide for benefits for a termination following a change in control. Those benefits are provided for in a separate change in control agreement between Provident and Mr. Martin described in the following section “Change in Control Agreements”.

Change in Control Agreements

Change in control agreements are reserved for a limited number of executives. Benefits are payable under the change in control agreements after a termination of the executive following a change in control of Provident. Provident has entered into a three-year change in control agreements with Messrs. Martin, Blum, Kuntz, Lyons and Raimonde. Prior to February 21, 2013, the change in control agreements with Messrs. Blum, Kuntz, Lyons and Raimonde were two-year change in control agreements. Under the agreements:

Following a change in control, the executive is entitled to a severance payment if:

•	the executive’s employment is terminated during the term of such agreement, other than for cause, disability, or retirement; or

•	the executive terminates employment during the term of the agreement for good reason.

Good reason is generally defined to include:

•	the assignment of duties materially inconsistent with the executive’s positions, duties or responsibilities as in effect prior to the change in control;

•	a reduction in his or her base salary or fringe benefits;

•	a relocation of his or her principal place of employment by more than 25 miles from its location immediately prior to the change in control; or

•	a failure by Provident to obtain an assumption of the agreement by its successor.

The change in control severance payment is equal to three times the highest level of aggregate annualized base salary and other cash compensation paid to the executive during the calendar year termination occurs, or during either of the immediately preceding two calendar years, whichever is greater. In addition, the executive is generally entitled to receive life, health, dental and disability coverage for the remaining term of the agreement. Payments under the change in control agreements for executive officers, other than Mr. Martin, are reduced to the extent necessary to prevent an excess parachute payment under Section 280G of the Internal Revenue Code.

Other Matters

Executive Stock Ownership Requirements

The Compensation Committee recommended, and the board of directors adopted, the following minimum equity ownership requirements for senior executives to further align their interests with stockholders:

Tier I	Chief Executive Officer	100,000 shares
Tier II	Other Named Executive Officers	10,000 shares

Each of the named executive officers currently meets or exceeds these requirements. New executives have five years from their date of hire or promotion to achieve the minimum equity ownership levels, and vested and unvested restricted stock awards and shares of Provident common stock held in the ESOP and 401(k) Plan count toward the requirements.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. Stock option grants and other equity grants subject to performance vesting are intended to qualify as performance-based compensation.

The Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit. The Compensation Committee’s practice is to structure compensation programs offered to the named executive officers with a view towards maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including Provident’s tax position, the materiality of the payments and tax deductions involved and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.

In 2012 the aggregate non-performance based compensation (consisting primarily of salary, cash incentives, and equity awards with time-based vesting) paid to Mr. Martin exceeded the deduction limit by approximately $71,000.

Compensation Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of Provident Financial Services, Inc.

Thomas W. Berry, Chair

Frank L. Fekete

Terence Gallagher

Edward O’Donnell

Executive Compensation

The following table sets forth for the years ended December 31, 2012, 2011 and 2010, information as to the total compensation paid to Mr. Martin, who serves as Chief Executive Officer, Mr. Lyons, who serves as Chief Financial Officer, and the three most highly compensated executive officers of Provident or The Provident Bank, other than Mr. Martin and Mr. Lyons. The Compensation Discussion and Analysis contains information concerning how the Compensation Committee viewed its 2012 compensation decisions for the named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Christopher Martin	2012	559,423	446,921	183,875	553,308	52,284	100,132	1,895,943
Chairman, President and Chief Executive Officer	2011	529,423	332,500	249,500	348,899	86,194	75,086	1,621,602
	2010	500,000	125,000	125,000	383,850	40,000	73,637	1,247,487

Thomas M. Lyons	2012	319,231	137,164	—	191,607	7,088	56,322	711,412
Executive Vice President and Chief Financial Officer	2011	279,231	127,038	—	122,892	12,627	48,366	590,154
	2010	239,923	92,217	23,500	110,544	4,000	42,445	512,629

Donald W. Blum	2012	295,846	134,054	—	177,236	4,312	59,229	670,677
Executive Vice President and Chief Lending Officer	2011	287,846	125,302	—	113,763	7,439	52,055	586,405
	2010	279,885	81,750	27,250	122,520	4,189	50,829	566,423

John F. Kuntz	2012	299,644	140,065	—	179,631	4,467	57,247	681,054
Executive Vice President, General Counsel and Corporate Secretary	2011	281,241	151,540	—	123,550	7,720	49,799	613,850
	2010	267,877	78,000	26,000	123,441	4,478	36,395	536,191

Michael A. Raimonde	2012	259,808	116,957	—	155,680	—	32,200	564,645
Executive Vice President and Director of Retail Banking	2011	249,779	117,570	—	109,725	—	28,351	505,425
	2010	238,370	69,000	23,000	109,853	—	26,935	467,158

(1)	The amounts shown represent base salary earned during each fiscal year covered.
(2)	The amounts shown reflect the aggregate grant date fair value of time-vesting and three-year performance-vesting awards computed in accordance with FASB ASC Topic 718. The grant date fair values of the performance-vesting awards are computed at Target performance achievement. The amounts shown computing the grant date fair values of the performance-vesting awards at Maximum performance achievement would be: $457,119; $147,004; $151,194; 147,791; and 131,242 for 2012 for Messrs. Martin, Lyons, Blum, Kuntz and Raimonde respectively; $520,000; $199,026; $209,285; $231,942; and $189,125 for 2011 for Messrs. Martin, Lyons, Blum, Kuntz and Raimonde respectively; $250,000; $139,217; $136,250; $130,000; and $115,000 for 2010 for Messrs. Martin, Lyons, Blum, Kuntz and Raimonde respectively.
(3)	The amounts shown reflect the grant date fair value of three-year performance-vesting stock options computed in accordance with FASB ASC Topic 718 at Target performance achievement. The amounts shown computing the grant date fair value of the performance-vesting stock options at Maximum performance achievement would be: $152,375 for 2012 for Mr. Martin; $312,000 for 2011 for Mr. Martin; $250,000; $47,000; $54,500; $52,000; and $46,000 for 2010 for Messrs. Martin, Lyons, Blum, Kuntz and Raimonde respectively. Only Mr. Martin was awarded performance-vesting stock options in 2012 and 2011.
(4)	The amounts shown reflect the payment made under each respective annual cash incentive plan.
(5)	The amounts in this column reflect the actuarial increase in the present value at each year end compared to the prior year end of the named executive officer’s benefits under all defined benefit pension plans. No named executive officer received preferential or above-market earnings on deferred compensation.

(6)	The amounts in this column represent all other compensation not properly reported in other columns of the Summary Compensation Table including perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, car allowances, membership dues and other personal benefits), the value of cash dividend payments on unvested restricted stock awards, employee benefits (employer cost of medical, dental, vision, life and disability insurance), employer contributions to defined contribution plans (The Provident Bank 401(k) Plan, ESOP and the Non-Qualified Supplemental Defined Contribution Plan). Amounts are reported separately under the following “All Other Compensation” and “Perquisites” tables.

ALL OTHER COMPENSATION

Name	Year	Perquisites and Other Personal Benefits ($)	Dividends on Unvested Stock Awards ($)	Company Contribution on Employee Medical and Insurance Benefits ($)	Company Contributions to Retirement and 401(k) Plans ($)	Total ($)
Christopher Martin	2012	20,566	19,921	18,588	41,057	100,132
	2011	13,710	7,847	16,669	36,860	75,086
	2010	15,798	6,157	14,890	36,792	73,637
Thomas M. Lyons	2012	6,000	7,816	17,978	24,528	56,322
	2011	7,200	4,442	16,026	20,698	48,366
	2010	7,200	3,739	14,129	17,377	42,445
Donald W. Blum	2012	7,355	8,481	17,917	25,476	59,229
	2011	7,944	5,127	16,048	22,936	52,055
	2010	5,929	6,711	14,325	23,864	50,829
John F. Kuntz	2012	6,000	9,608	17,925	23,714	57,247
	2011	7,700	5,811	16,030	20,258	49,799
	2010	7,200	6,135	2,391	20,669	36,395
Michael A. Raimonde	2012	4,139	7,681	1,524	18,856	32,200
	2011	5,385	4,135	1,470	17,361	28,351
	2010	5,145	3,873	1,385	16,532	26,935

PERQUISITES

Name	Year	Personal Use of Company Car/ Car Allowance ($) (7)	Service Awards ($) (8)	Club Dues ($)	Total Perquisites and Other Personal Benefits ($)
Christopher Martin	2012	15,118	—	5,448	20,566
	2011	8,746	—	4,964	13,710
	2010	10,984	—	4,814	15,798
Thomas M. Lyons	2012	6,000	—	—	6,000
	2011	7,200	—	—	7,200
	2010	7,200	—	—	7,200
Donald W. Blum	2012	7,355	—	—	7,355
	2011	7,444	500	—	7,944
	2010	5,929	—	—	5,929
John F. Kuntz	2012	6,000	—	—	6,000
	2011	7,200	500	—	7,700
	2010	7,200	—	—	7,200
Michael A. Raimonde	2012	3,889	250	—	4,139
	2011	5,385	—	—	5,385
	2010	5,145	—	—	5,145

(7)

For Messrs. Martin, Blum and Raimonde, the amount shown is the value attributable to personal use of a company-provided automobile calculated in accordance with Internal Revenue Service guidelines. For the other named executive officers, the amount reflects a monthly car allowance.

(8)	A service award of $250 for five years of service was made to Mr. Raimonde in 2012, and a service award of $500 for ten years of service was made to both Messrs. Blum and. Kuntz in 2011.

Plan-Based Awards

The following table sets forth certain information as to grants of plan-based awards during 2012 made to the named executive officers. The awards granted on January 26, 2012 represent the cash incentive payments that could be earned based on performance under the 2012 Annual Cash Incentive Plan. The awards granted on February 3, 2012 are long-term equity incentive awards which are primarily three-year performance-vesting awards. The Compensation Discussion and Analysis contains information about cash- and equity-based incentive awards made to the named executive officers.

GRANTS OF PLAN-BASED AWARDS TABLE FOR THE YEAR ENDED DECEMBER 31, 2012

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Christopher Martin	1/26/2012	49,000	420,000	644,000
	2/3/2012				2,004	(2)	20,035	(2)	30,720	(2)					14.88	298,121
	2/3/2012				2,940	(3)	29,401	(3)	45,081	(3)					14.88	99,375
	2/3/2012										10,000	(4)			14.88	148,800
	2/3/2012												25,000	(5)	14.88	84,500
Thomas M. Lyons	1/26/2012	20,000	144,000	224,000
	2/3/2012				882	(2)	6,351	(2)	9,879	(2)					14.88	94,503
	2/3/2012										2,867	(4)			14.88	42,661
Donald W. Blum	1/26/2012	18,500	133,200	207,200
	2/3/2012				907	(2)	6,532	(2)	10,161	(2)					14.88	97,196
	2/3/2012										2,477	(4)			14.88	36,858
John F. Kuntz	1/26/2012	18,750	135,000	210,000
	2/3/2012				887	(2)	6,385	(2)	9,932	(2)					14.88	95,008
	2/3/2012										3,028	(4)			14.88	45,057
Michael A. Raimonde	1/26/2012	16,250	117,000	182,000
	2/3/2012				788	(2)	5,670	(2)	8,820	(2)					14.88	84,370
	2/3/2012										2,190	(4)			14.88	32,587

(1)	The amounts shown assume achievement of 100% of individual goals and objectives. The range of estimated possible payouts reflects the full potential of the annual incentive payment if only one performance metric is achieved at Threshold level and if all performance metrics are achieved at Maximum level.
(2)	Represents the number of restricted stock awards that may vest if performance metrics are achieved over the three-year period 2012-2014 at the stated levels.
(3)	Represents the number of stock options that may vest if performance metrics are achieved over the three year period 2012-2014 at the stated levels.
(4)	Represents the number of three-year time-vesting restricted stock awards granted. The amount also includes discretionary restricted stock awards. Mr. Martin was granted 5,000 one-year time-vesting and 5,000 three-year time-vesting stock awards, and Messrs. Lyons, Blum, Kuntz and Raimonde were granted discretionary one-year time-vesting stock awards in the amount of 750, 300, 900 and 300 shares respectively.
(5)	Represents the number of five-year time-vesting stock options granted.
(6)	The fair value of stock awards is based on the closing price on the grant date of $14.88 for the February 3, 2012 grants at the Target level. A Black-Scholes value of $3.38 was used to determine the fair value of stock options at the Target level.

Outstanding Equity Awards at Year End

The following table sets forth information with respect to outstanding equity awards as of December 31, 2012 for the named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Christopher Martin	40,000	—		18.48	3/23/2016	20,745	309,515	45,055	672,221
	27,267	—		17.94	1/29/2017
	10,416	2,604		12.54	1/29/2018
	9,960	6,640		10.40	2/3/2019
	10,000	40,000		14.50	2/24/2021
	—	25,000		14.88	2/3/2022
	3,718	—		10.40	2/3/2019
			42,955	10.34	2/3/2020
			16,711	14.50	2/24/2021
			29,401	14.88	2/3/2022
Thomas M. Lyons	10,000	—		18.03	7/21/2015	8,307	123,940	15,767	235,244
	10,000	—		18.55	2/22/2016
	11,024	—		17.94	1/29/2017
	1,232	308		12.54	1/29/2018
	1,226	818		10.40	2/3/2019
			8,076	10.34	2/3/2020
Donald W. Blum	80,000	—		18.57	7/17/2013	7,192	107,305	17,486	260,891
	10,000	—		18.48	3/23/2016
	10,000	—		18.87	9/21/2016
	10,988	—		17.94	1/29/2017
	4,880	1,220		12.54	1/29/2018
	4,854	3,236		10.40	2/3/2019
	2,417	—		10.40	2/3/2019
			9,364	10.34	2/3/2020
John F. Kuntz	80,000	—		18.57	7/17/2013	8,961	133,698	16,854	251,462
	10,000	—		18.48	3/23/2016
	10,000	—		18.87	9/21/2016
	10,698	—		17.94	1/29/2017
	4,512	1,128		12.54	1/29/2018
	4,668	3,112		10.40	2/3/2019
	2,324	—		10.40	2/3/2019
			8,935	10.34	2/3/2020
Michael A. Raimonde	15,000	—		17.45	5/7/2017	6,677	99,621	14,960	223,203
	4,096	1,024		12.54	1/29/2018
	4,104	2,736		10.40	2/3/2019
	2,045	—		10.40	2/3/2019
			7,904	10.34	2/3/2020

(1)	Amounts shown represent the number of stock options that may vest if performance metrics are achieved over the three-year periods 2010-2012, 2011-2013, and 2012-2014 at Target level.
(2)	Stock options generally expire 10 years after the grant date.
(3)	Amounts shown represent the number of time-vesting stock awards that were not vested at December 31, 2012.
(4)	Amounts shown are based on the fair market value of Provident common stock on December 31, 2012 of $14.92.
(5)	Amounts shown represent the number of stock awards that may vest if performance metrics are achieved over the three-year periods 2010-2012, 2011-2013 and 2012-2014 at Target level.

Option Exercises And Stock Vested

None of the named executive officers exercised stock options during the fiscal year ended December 31, 2012. The following table sets forth information with respect to restricted stock awards that vested in 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Christopher Martin	12,137	179,305
Thomas M. Lyons	5,433	80,603
Donald W. Blum	6,931	102,504
John F. Kuntz	7,367	109,016
Michael A. Raimonde	6,262	92,808

(1)	The value realized on vesting represents the market value on the day the stock vested.

Pension Benefits

The Provident Bank maintains a noncontributory defined benefit pension plan, which covers full-time employees hired prior to April 1, 2003, the date on which the pension plan was frozen. All participants in the pension plan are 100% vested.

Pension plan participants generally become entitled to retirement benefits upon the later of attainment of age 65 or the fifth anniversary of participation in the plan, which is referred to as the normal retirement date. The normal retirement benefit is equal to 1.35% of the participant’s average final compensation up to the average social security level plus 2% of the participant’s average final compensation in excess of the average social security level multiplied by the participant’s years of credited service to a maximum of 30 years.

Vested retirement benefits generally will be paid beginning on the participant’s normal retirement date. Participants with accrued benefits in the pension plan prior to April 1, 2003 continued to vest in their pre-April 1, 2003 accrued benefit.

A participant may elect to retire prior to age 65 and receive early retirement benefits if retirement occurs after completion of at least five consecutive years of vested service and attainment of age 55. If an early retirement election is made by a participant, retirement benefits will begin on the first day of any month during the ten-year period preceding the participant’s normal retirement date, as directed by the retiring participant. If a participant elects to retire prior to attaining age 65 and after completing five years of credited service, his or her accrued pension benefit will be reduced 3% per year for the first five years prior to age 65 and 5% per year thereafter to age 55. However, if a participant elects to retire early after both attaining age 60 and completing 25 years of credited service, his or her accrued pension benefit will be unreduced. Any participant who terminated employment prior to January 1, 2002, will receive an early pension benefit equal to the actuarial equivalent of the annual amount of the normal pension that would otherwise have been payable to the participant had he or she not elected to receive an early pension. If the termination of service occurs after the normal retirement date, the participant’s benefits will begin on the participant’s postponed retirement date.

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each named executive officer, under each of the pension plans determined using interest rate and mortality rate assumptions consistent with those used in Provident’s financial statements.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2012

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Christopher Martin	The First Sentinel Pension Plan	28	428,478	—
Thomas M. Lyons	The First Sentinel Pension Plan	13	46,715	—
Donald W. Blum	The Provident Bank Pension Plan	11	35,333	—
John F. Kuntz	The Provident Bank Pension Plan	11	37,960	—
Michael A. Raimonde	None applicable	—	—	—

(1)	The amounts shown are determined based on the measurement date of December 31, 2012. For the discount rate and other assumptions used, please refer to note 11 in the audited financial statements included in the Annual Report on Form 10-K.

Non-Qualified Deferred Compensation

The following table sets forth information about the participation by each named executive officer under our nonqualified defined contribution plan at and for the year ended December 31, 2012.

NON-QUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2012

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (1)
Christopher Martin	—	20,350	16,373	—	36,723
Thomas M. Lyons	—	4,595	480	—	5,075
Donald W. Blum	—	3,065	506	—	3,571
John F. Kuntz	—	3,334	478	—	3,811
Michael A. Raimonde	—	593	64	—	657

(1)	The amounts shown represent the estimated 2012 Non-Qualified Supplemental Defined Contribution Plan contribution for 2012. The portion of the contribution attributable to the ESOP is based on the fair market value of Provident common stock on December 31, 2012 of $14.92. These contributions are included in the Summary Compensation Table in the column “All Other Compensation.”
(2)	The amounts shown represent interest and dividends credited under the Non-Qualified Supplemental Defined Contribution Plan, and for Mr. Martin the amount includes interest and dividends on his balance in the First Savings Bank Directors’ Deferred Fee Plan. The amounts shown include appreciation in the value of the phantom shares attributable to the ESOP portion of the supplemental benefit as the fair market value of Provident common stock at December 31, 2011 was $13.39 compared to $14.92 at December 31, 2012. The interest and dividends are not included in the Summary Compensation Table because they were not “above market.”

The Provident Bank maintains a Non-Qualified Supplemental Defined Contribution Plan (the “Supplemental Plan”), which is a non-qualified plan that provides additional benefits to certain executives whose benefits under the 401(k) Plan and ESOP are limited by tax law limitations applicable to tax-qualified plans. The Supplemental Plan requires a contribution for each participant who also participates in the 401(k) Plan and ESOP equal to the amount that would have been contributed under the terms of the of the 401(k) Plan and ESOP but for the tax law limitations, less the amount actually contributed under the 401(k) Plan and ESOP. The Supplemental Plan provides for a phantom stock allocation for qualified contributions that may not be accrued in the qualified ESOP and for matching contributions that may not be accrued in the qualified 401(k) Plan due to tax law limitations. Vesting of these supplemental benefits is subject to the same terms and conditions as the benefits provided under the 401(k) Plan and ESOP. The 401(k) portion of the benefit under the Supplemental Plan is credited with interest at an annual rate equal to the bond-equivalent yield on United States Treasury Securities adjusted to a constant maturity of ten years. The ESOP portion of the benefit under the Supplemental Plan is credited with dividends payable on Provident common stock.

Benefits payable under the Supplemental Plan are payable to the participant in a lump sum during the calendar year immediately following the calendar year of the earliest to occur of: (i) separation from service; (ii) disability; or (iii) death of the participant. The 401(k) portion of the benefit under the Supplemental Plan is paid in cash and the ESOP portion of the benefit is paid in Provident common stock unless the committee administering the Supplemental Plan determines in its sole discretion to pay it in cash.

Potential Payments Upon Termination or Change in Control

Provident has entered into an employment agreement and a three-year change in control agreement with Mr. Martin and three-year change in control agreements with Messrs. Blum, Kuntz, Lyons and Raimonde. The following tables reflect the amount of compensation and benefits payable to each of the named executive officers of Provident at December 31, 2012 pursuant to such individual’s employment agreement or change in control agreement, as applicable, in the event of termination of such executive’s employment. No payments are required due to a voluntary termination under the employment agreement and the change in control agreements. The amount of compensation and benefits payable to each named executive officer upon an involuntary or good reason not-for-cause termination, termination following a change of control and in the event of disability (with respect to Mr. Martin’s employment agreement) is shown in the following tables. The amounts shown assume that such termination was effective as of December 31, 2012, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executive upon his termination. The amounts shown relating to unvested options and stock awards are based on the fair market value per share of Provident common stock on December 31, 2012 of $14.92 per share. Using that fair market value, only certain unvested stock options had value at December 31, 2012. The actual amounts that may be paid out to each executive can only be determined at the time of such executive’s separation from Provident. The amounts shown on the following tables do not take into account any reductions that may be required in order to comply with Internal Revenue Code Section 280G cutback provisions in each of the named executive officers’ agreements. There is no such cutback provision in Mr. Martin’s agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF DECEMBER 31, 2012

	Employment Agreement	Employment Agreement	Change in Control Agreement
Christopher Martin			After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($) (1)	Disability ($) (2)	Termination w/o Cause or for Good Reason ($)
Salary	560,000	420,000	1,680,000
Incentive/Bonus	553,308	—	1,659,924

Total Cash Payments	1,113,308	420,000	3,339,924

Medical	20,874	20,874	62,622
Dental	1,723	1,723	5,169
Life Insurance	1,438	1,438	4,314
Long-Term Disability	867	867	2,601
Vision	129	129	386

Total Benefits	25,031	25,031	75,092

Total Cash & Benefits	1,138,339	445,031	3,415,016
Value Unvested Options	—	275,744	275,744
Value Unvested Awards	—	981,736	981,736

TOTAL	1,138,339	1,702,511	4,672,496

(1)	Salary benefit is based on 12 months pursuant to the Employment Agreement.
(2)	Represents 75% of base salary over a 12-month period along with 12 months of benefit payments. Payments will commence on the effective date of the executive’s termination and will end on the earlier of: (i) the date the executive returns to full-time employment; (ii) full-time employment by another employer; (iii) attaining the age of 65; or (iv) the executive’s death.

Thomas M. Lyons	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	960,000
Incentive/Bonus	574,821

Total Cash Payments	1,534,821

Medical	62,622
Dental	3,722
Life Insurance	2,165
Long-Term Disability	2,601
Vision	597

Total Benefits	71,707

Total Cash & Benefits	1,606,528
Value Unvested Options	41,418
Value Unvested Awards	359,184

TOTAL	2,007,130

Donald W. Blum	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	888,000
Incentive/Bonus	531,708

Total Cash Payments	1,419,708

Medical	62,622
Dental	5,169
Life Insurance	2,227
Long-Term Disability	2,601
Vision	597

Total Benefits	73,216

Total Cash & Benefits	1,492,924
Value Unvested Options	71,342
Value Unvested Awards	368,196

TOTAL	1,932,462

John F. Kuntz	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	900,000
Incentive/Bonus	538,893

Total Cash Payments	1,438,893

Medical	62,622
Dental	5,169
Life Insurance	2,173
Long-Term Disability	2,601
Vision	597

Total Benefits	73,162

Total Cash & Benefits	1,512,055
Value Unvested Options	68,178
Value Unvested Awards	385,160

TOTAL	1,965,393

Michael A. Raimonde	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	780,000
Incentive/Bonus	467,040

Total Cash Payments	1,247,040

Medical	—
Dental	—
Life Insurance	1,934
Long-Term Disability	2,424
Vision	—

Total Benefits	4,358

Total Cash & Benefits	1,251,398
Value Unvested Options	60,248
Value Unvested Awards	322,824

TOTAL	1,634,470

Director Compensation

Elements of Director Compensation

Director Fees

Director compensation discussed under this caption “Director Compensation” is paid to non-management directors only. Mr. Martin receives no director compensation for his service on the board of directors.

The board of directors establishes director compensation based on the recommendation of the Compensation Committee. Periodically, the Compensation Committee will engage the services of a third party and will consult external surveys to assist it in a review of director compensation.

During 2012, compensation paid to directors included retainer payments and individual meeting fees as follows:

Board Annual Retainer	$30,000
Lead Director Annual Retainer	$10,000
Board Meeting Fee	$1,250 per meeting
Audit Committee Annual Retainer	$27,500 for Chair $15,000 for each member
Committee Meeting Fee for: Compensation Committee Governance/Nominating Committee Risk Committee	$2,000 for Chair per meeting $1,000 for each member per meeting
Annual Equity Grant	6,000 shares of one-year time-vesting restricted stock

The Compensation Committee engaged Cook & Co. in 2012 to assist it in the review director compensation. The Compensation Committee recommended certain structural changes including the elimination of meeting fees and the transition of the payment of director compensation from a calendar year to a fiscal year ending April 30 to coincide with director elections and the appointment of board committee leadership and members. The board of directors approved the recommended changes to director fees to be effective May 1, 2013 as follows:

Board Annual Retainer	$50,000
Lead Director Annual Retainer	$20,000
Committee Annual Retainers

$27,500 for Audit and Compensation Committee Chairs

$15,000 for each member of the Audit and Compensation Committees

$20,000 for Governance/Nominating and Risk Committee Chairs

$10,000 for each member of the Governance/Nominating and Risk Committees

Annual Equity Grant	Shares equivalent to $90,000 based on the grant date price with immediate vesting

To transition the payment of annual director fees from a calendar year to a fiscal year ending April 30, prorated retainer payments and equity grants were made to directors in May 2012 for the January 1 to April 30, 2013 period, and these amounts are included in 2012 director compensation in the Director Compensation Table.

Director Benefits

The Provident Bank makes available to each director an annual medical examination under an arrangement with a designated service provider. A director may also enroll in the health, dental and vision plans generally made available to The Provident Bank’s employees, so long as the director bears the entire cost of the coverage.

Retirement Plan for the Board of Directors of The Provident Bank

The Retirement Plan for the Board of Directors of The Provident Bank was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. For directors having ten or more years of service as of December 31, 2006 (includes three current directors), the plan provides cash payments for up to ten years based on age and length of service requirements. The maximum payment under this plan to a board member who terminates service on or after the normal retirement age as defined in the plan with at least ten years of service on the board is 40 quarterly payments of $1,250. The Provident Bank may suspend payments under this plan if it does not meet Federal Deposit Insurance Corporation or New Jersey Department of Banking and Insurance minimum capital requirements. The Provident Bank may terminate this plan at any time although such termination may not reduce or eliminate any benefit previously accrued to a board member without his or her consent. The plan further provides that, in the event of a change in control (as defined in the plan), the undistributed balance of a director’s accrued benefit will be distributed to him or her within 60 days of a change in control.

Voluntary Fee Deferral Plans

Directors may elect to defer the receipt of all or a portion of the cash compensation paid to them for service on the board of directors. Elections to defer fees and the scheduled distribution of amounts deferred and earnings on those amounts shall comply with the requirements of Section 409A of the Internal Revenue Code. Deferred fees are credited to a memorandum account established for the benefit of each participant, and credited amounts currently earn interest at the prevailing prime rate.

In connection with the acquisition of First Sentinel Bancorp, Inc., Provident assumed the First Savings Bank Directors’ Deferred Fee Plan, which was frozen prior to the completion of the acquisition. This plan will be paid out in accordance with the provisions of its governing documents.

The following table sets forth for the year ended December 31, 2012 certain information as to total remuneration paid to directors who served on the board of directors in 2012 other than Mr. Martin, who is not paid director fees. Compensation paid to Mr. Martin is included in “Executive Compensation—Summary Compensation Table.” Mr. Harding did not serve as a director in 2012 and he is not included in the table.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Thomas W. Berry	88,250	117,180	—	—	5,180	210,610
Laura L. Brooks	88,000	117,180	—	—	5,180	210,360
Geoffrey M. Connor	67,250	117,180	—	3,723	5,180	193,333
Frank L. Fekete	95,584	117,180	—	2,122	5,180	220,066
Terence Gallagher	75,250	117,180	—	—	5,180	197,610
Carlos Hernandez	63,250	117,180	—	2,333	5,180	187,943
Thomas B. Hogan Jr.	85,750	117,180	—	—	5,180	208,110
Katharine Laud	72,250	117,180	—	—	5,180	194,610
Edward O’Donnell	79,500	117,180	—	2,096	5,180	203,956
Jeffries Shein	68,000	117,180	—	20,224	5,180	210,584

(1)	The amounts shown include prorated retainer payments made in May 2012 in connection with the transition of the payment of annual director compensation to a fiscal year ending April 30 and cover the January 1, 2013 to April 30, 2013 service period.
(2)	The amounts shown reflect the aggregate grant date fair value of the one-year time-vesting restricted stock award made to each non-management director based on the closing price of the stock on the grant date and computed in accordance with FASB ASC Topic 718. These restricted stock awards were made on February 3, 2012 and May 31, 2012 and were not vested as of December 31, 2012. The May 31, 2012 grants of 2,000 shares to each director were made in connection with the transition of the payment of annual director compensation to a fiscal year ending April 30 and cover the January 1, 2013 to April 30, 2013 service period.
(3)	The amounts shown represent the aggregate increase in the present value of a director’s accumulated benefit under the Retirement Plan for the Board of Directors of The Provident Bank, which was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. Messrs. Connor, Fekete and Hernandez have benefits under this plan. The amounts shown also include interest earned on deferred director fees of $886, $2,096 and $20,244 for Messrs. Connor, O’Donnell and Shein respectively.
(4)	The amounts shown include dividend payments on unvested restricted stock awards.

The aggregate total stock option grants to directors are shown below:

Name	Grant Date	Expiration Date	Stock Options (#)	Exercise Price ($)	Grant Date Fair Value ($) (1)	Outstanding Unexercised Stock Options as of December 31, 2012 (#)
Thomas W. Berry	2/22/06	2/22/16	7,000	18.55	31,150
	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	22,000
Laura L. Brooks	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	15,000
Geoffrey M. Connor	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Frank L. Fekete	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Carlos Hernandez	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Katharine Laud	1/29/08	1/29/18	8,000	12.54	25,280	4,800
Edward O’Donnell	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Jeffries Shein	2/22/06	2/22/16	7,000	18.55	31,150
	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	22,000

(1)	The amounts shown reflect the grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Messrs. Gallagher, Harding and Hogan have not been granted stock options.

PROPOSAL 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis appearing earlier in this Proxy Statement describes Provident’s executive compensation program and the compensation decisions made by the Compensation Committee with respect to the Chief Executive Officer and other officers named in the Summary Compensation Table (who are referred to as the “named executive officers”). At the 2011 Annual Meeting of Stockholders, the Board of Directors recommended, and the stockholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, the Board of Directors determined that Provident will hold an annual advisory vote on executive compensation until the next required stockholder vote relating to the frequency of stockholder voting on executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, the board of directors is requesting stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Provident Financial Services, Inc. (“Provident”) approve the compensation paid to Provident’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative accompanying the tables.”

Provident’s executive compensation program is based on a pay for performance philosophy that is designed to support Provident’s business strategy and align the interests of its executives with its stockholders. The board of directors believes that the link between compensation and the achievement of its long- and short-term business goals has helped Provident’s financial performance over time, while not encouraging excessive risk-taking by management.

For these reasons, the board of directors is recommending that stockholders vote “FOR” this proposal. While this advisory vote is non-binding, the Compensation Committee and the board of directors value the views of the stockholders and will consider the outcome of this vote in future executive compensation decisions.

PROVIDENT’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO PROVIDENT’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Provident’s independent registered public accounting firm for the year ended December 31, 2012 was KPMG LLP. The Audit Committee has re-appointed KPMG LLP to continue as the independent registered public accounting firm for Provident for the year ending December 31, 2013, subject to the ratification by Provident’s stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP is not required by Provident’s Bylaws or otherwise. However, the board of directors is submitting the appointment of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Provident and its stockholders.

Audit Fees. The aggregate fees billed to Provident for professional services rendered by KPMG LLP for the audit of Provident’s annual financial statements, review of the financial statements included in Provident’s Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $788,500 and $850,500 during the fiscal years ended December 31, 2012 and 2011, respectively.

Audit-Related Fees. The aggregate fees billed to Provident for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees” above, were $108,000 and $105,000 during the fiscal years ended December 31, 2012 and 2011, respectively. These services included audits of Provident’s employee benefit plans.

Tax Fees. No fees were billed to Provident for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2012 and 2011. The Audit Committee has a policy that the independent registered public accounting firm shall not perform the preparation and filing of Provident’s corporate tax returns, tax compliance and other tax-related services.

All Other Fees. The aggregate fees billed to Provident for other permissible services rendered by KPMG LLP were $0 during the each of the fiscal years ended December 31, 2012 and 2011.

Pre-Approval Policy. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit and audit-related services up to a maximum amount of $25,000 between meetings of the Audit Committee, provided the Chair reports any such approvals to the full Audit Committee at its next meeting. The full Audit Committee pre-approves all other services to be performed by the independent registered public accounting firm and the related fees.

PROVIDENT’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SUBMISSION OF STOCKHOLDER PROPOSALS

To be eligible for inclusion in the proxy materials for next year’s Annual Meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Provident’s executive office, 239 Washington Street, Jersey City, New Jersey 07302, no later than November 15, 2013. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

The Bylaws of Provident provide an advance notice procedure for certain business, or nominations to the board of directors to be brought before an Annual Meeting of stockholders. For a stockholder to properly bring business before an Annual Meeting, the stockholder must give written notice to the Corporate Secretary of Provident not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting, or by no later than November 15, 2013 for next year’s Annual Meeting of stockholders; provided, however, that if the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such Annual Meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned; describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business. Nothing in this paragraph shall be deemed to require Provident to include in its proxy statement and proxy relating to an Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

As of the date of this Proxy Statement, the board of directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this document. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy in accordance with their best judgment as to any matters that fall within the purposes set forth in the notice of Annual Meeting.

AN ADDITIONAL COPY OF PROVIDENT’S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2012, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 239 WASHINGTON STREET, JERSEY CITY, NEW JERSEY 07302. THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON THE “INVESTOR RELATIONS” PAGE OF THE PROVIDENT BANK’S WEBSITE AT www.providentnj.com.

THE CHARTERS OF THE AUDIT, COMPENSATION, GOVERNANCE/NOMINATING AND RISK COMMITTEES OF PROVIDENT’S BOARD OF DIRECTORS, PROVIDENT’S CORPORATE GOVERNANCE PRINCIPLES, PROVIDENT’S CODE OF BUSINESS CONDUCT AND ETHICS AND PROVIDENT’S INDEPENDENCE STANDARDS ARE AVAILABLE ON THE “GOVERNANCE DOCUMENTS” SECTION OF THE “INVESTOR RELATIONS” PAGE OF THE PROVIDENT BANK’S WEBSITE AT www.providentnj.com. COPIES OF EACH WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 239 WASHINGTON STREET, JERSEY CITY, NEW JERSEY 07302.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M52202-P34336

REVOCABLE PROXY PROVIDENT FINANCIAL SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERS APRIL 25, 2013 THE BOARD OF DIRECTORS OF PROVIDENT FINANCIAL SERVICES, INC. SOLICITS THIS PROXY.

The undersigned hereby appoints Laura L. Brooks, Geoffrey M. Connor, Terence Gallagher, Carlos Hernandez, Katharine Laud, Christopher Martin, Edward O’Donnell and Jeffries Shein, or any of them, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote as designated herein all shares of common stock of Provident Financial Services, Inc. (the “Company”) that the undersigned is entitled to vote, only at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey, on Thursday, April 25, 2013 at 10:00 am., local time, and at any and all adjournments or postponements thereof.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED FOR THE PROPOSALS LISTED HEREIN. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE PERSONS APPOINTED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Should the signer be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the signer’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth in the Notice of the 2013 Annual Meeting of Stockholders and Proxy Statement, voting by Internet or telephone, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
PROVIDENT FINANCIAL SERVICES, INC. P.O. BOX 1001 ISELIN, NJ 08830	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M52201-P34336 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROVIDENT FINANCIAL SERVICES, INC.			For	Withhold	For All		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees:
01) Thomas W. Berry
02) Frank L. Fekete
03) Matthew K. Harding
04) Thomas B. Hogan Jr.

The Board of Directors recommends you vote FOR the following proposals:									For	Against	Abstain
2.	The approval (non-binding) of executive compensation.								☐	☐	☐
3.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.								☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐
Please indicate if you plan to attend this meeting.			☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date					Signature (Joint Owners)	Date